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                        ACCEPTANCE AGREEMENT



SunTrust Bank, Atlanta
P.O. Box 4418, Center Code 118
Atlanta, Georgia  30302

Attn:  Jason P. Owen

Ladies and Gentlemen:

You have informed us that SUNTRUST BANK, ATLANTA (the "Bank") has established an uncommitted guidance line of credit in the principal amount of $20,000,000 (the "Credit Facility") to KEMET Corporation, a Delaware corporation (the "Company"), pursuant to that certain letter dated November 12, 1997 and the Demand Note dated November 12, 1997 (the "Note"). Disbursements under the Credit Facility shall be payable ON DEMAND and shall be made in the sole discretion of the Bank.

Upon receiving a request for a disbursement under the Credit Facility from the Company, which request shall include the principal amount requested and the interest period requested , which shall be a period of between one (1) and ninety (90) days (the "Interest Period"), the Bank will promptly advise the Company whether or not the Bank will make such disbursement and, if the Bank determines to make such disbursement, the interest rate to be applicable thereto calculated on the basis of a 360-day year for the actual number of days elapsed (the "Quoted Rate"). If the Quoted Rate is accepted by the Company, the Bank may, in its sole discretion, make such disbursement available to the Company either as a loan advance pursuant to the Note or by creating Acceptances (as hereinafter defined) on the terms and conditions hereinafter set forth; provided, that the aggregate unpaid principal balance of all loan advances from time to time outstanding pursuant to the Note plus the aggregate discounted amount of all outstanding Acceptances from time to time created by the Bank pursuant to this Agreement shall not at any time exceed $20,000,000.

The Company hereby agrees with the Bank as follows:

1. Creation. Upon any request by the Company for a disbursement under the Credit Facility which the Bank, in its sole discretion, elects to make, the Company hereby authorizes the Bank, on behalf of the Company pursuant to the authority granted in Paragraph 4 hereof, to accept one or more drafts drawn on the Bank by the Company and payable to the order of the Bank in such amounts as the Bank may reasonably deem necessary in order to sell, rediscount or otherwise transfer in accordance with Paragraph 2 hereof (each such draft shall hereinafter be referred to as an "Acceptance" and collectively, the "Acceptances") . The aggregate face amount of the Acceptances so created at such time shall equal an amount sufficient to provide the Company, after deduction of interest at the Quoted Rate (calculated on a discounted basis), with the principal amount of such requested disbursement.

2. Discount. Each Acceptance shall be purchased by the Bank at a discount. The discount rate shall equal the Quoted Rate. Upon the discount of such Acceptance(s), the net proceeds will be credited to the Company's account at the Bank or transferred in accordance with the Company's written instructions to the Bank. The Bank may at any time and from time to time sell, rediscount or otherwise transfer such discounted Acceptances.



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3.     Maturity.   Each Acceptance shall be payable ON DEMAND; provided, that the Company may request the Bank to renew the disbursement evidenced by such Acceptance on the last day of the interest period applicable to such disbursement (which shall be the maturity date of such Acceptance). PROVIDED, THAT, the Bank shall have no obligation or commitment to renew such disbursement (notwithstanding that the Bank may have previously renewed such disbursement or any other disbursement), in which case the Company will pay to the Bank an amount equal to the face amount of such Acceptance.

4. Limited Bank Authority. The Company does hereby nominate, constitute and appoint the Bank as its true and lawful attorney-in-fact (its "attorney-in-fact") to represent and act for it and on its behalf relative to the following:
1. To execute the Acceptances in the Company's name, as drawer; and 2. To complete the Acceptances with the following information: (a) the maturity date, which shall be the last day of the interest period requested by the Company and agreed to by the Bank, (b) the payee, which shall be the Bank, and (c) the dollar amount of each Acceptance. The Bank shall not incur any liability to the Company by reason of the Bank's reliance upon the authority herein given to the attorney-in-fact, unless and until said attorney-in-fact shall have received, and had reasonable time to act upon, written notice of revocation. The Company further agrees to indemnify the Bank and its directors, officers, employees and agents, and hold all of the aforementioned harmless from and against any loss, cost or expense, including reasonable attorney's fees actually incurred, that the Bank may incur in reliance upon this limited power of attorney, except for any losses, costs or expenses caused by the Bank's or such person's gross negligence or wilful misconduct. The indemnity contained in this paragraph shall survive the termination of this Acceptance Agreement. Until the Bank's receipt of written notice of revocation from the Company, and reasonable time to act thereon, any actions by the Bank in reliance upon this power of attorney shall be fully binding upon the Company, its successors and assigns.

5. Relationship with Note. This Acceptance Agreement does not replace or amend the the Note, which remains in full force and effect, and the terms and conditions of the Note are hereby incorporated into this Acceptance Agreement by reference thereto.

6. Default Interest. Should the Company fail for any reason to pay any Acceptance in full on the date of any demand, the Company further promises to pay interest on the unpaid amount from such date until the date of final payment at a default rate equal to the Bank's Prime Rate plus 2% per annum but in no event shall the interest rate so charged exceed the highest rate permitted by applicable law, if any. Should legal action or an attorney at law be utilized to collect any amount due hereunder, the Company further promises to pay all costs of collection, including 15% of such unpaid amount as attorneys' fees.

7. Bankruptcy. All Acceptances shall immediately become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by or against the Company for relief under any bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt.

8.     Miscellaneous.   Should legal action or an attorney-at-law be utilized to
collect any amount due under this Acceptance Agreement, the Company promises to pay all costs of collection plus reasonable attorneys' fees. This Acceptance Agreement shall be binding upon the Company, its legal representatives, successors and assigns; provided, that the Company may not assign any of its rights or obligations hereunder to any other person or entity. TIME IS OF THE ESSENCE OF THIS ACCEPTANCE AGREEMENT.

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THIS ACCEPTANCE AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF GEORGIA.  TO THE EXTENT PERMITTED BY APPLICABLE LAW,
THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL.

The Company hereby authorizes the Bank at any time and from time to time, without notice to the Company or any other entity or 4 person, such notice being expressly waived, to set off, appropriate and apply any and all deposits (including all general and special deposits and matured and unmatured certificates of deposit) maintained by the Company with the Bank to the obligations of the Company under this Acceptance Agreement upon demand or the failure of the Company to pay any Acceptances. The Company and the Bank agree that the right of the set off provided herein is not a lien or security interest.

PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF DEMAND AND PROTEST ARE HEREBY WAIVED BY THE COMPANY.



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IN WITNESS WHEREOF, the undersigned executes this Acceptance Agreement under seal this 12th day of November, 1997.
          -----

                            Very truly yours,

                            KEMET Corporation

                            By  /S/ D.R. Cash
                            Title:  Senior Vice President -
                                    Administration & Treasurer

                            Attest: /S/ G.H. Spears
                            Title: Senior Vice President -
                                   Human Resources & Secretary


                                   CORPORATE SEAL



     Acknowledged and Agreed as of
     the 12 day of November, 1997.


     SUNTRUST BANK, ATLANTA


     By /S/ J.P. Owen
     Title: Jason P. Owen, Banking Officer

     By /S/ Margaret A. Jaketic
     Title: Vice President